Exhibit 99.1

THE TILE SHOP REPORTS First Quarter 2023 RESULTS

MINNEAPOLIS – May 4, 2023 – Tile Shop Holdings, Inc. (Nasdaq: TTSH) (the “Company”), a specialty retailer of natural stone and man-made tiles, today announced results for its first quarter ended March 31, 2023.

First Quarter Summary

Net Sales Decreased (0.4)%

Comparable Store Sales Increased 0.1%

Gross Margin of 64.2%

Net income of $2.5 Million and Adjusted EBITDA of $10.3 Million

Diluted Earnings per Share of $0.06

Management Commentary – Cabell Lolmaugh, CEO

“Our sales during the first quarter were flat with last year.” stated Cabell Lolmaugh, CEO. “Ocean freight costs have come down which contributed to a slowing rate of margin decline. Cash generated from operations was used to repay a portion of our borrowings on our line of credit and bring our debt balance down to $25.0 million as of the end of the quarter.”

	Three Months Ended
(unaudited, dollars in thousands, except per	March 31,
share data)	2023	2022
Net sales	$102,019	$102,471
Net sales growth(1)	(0.4)%	11.3%
Comparable store sales growth(2)	0.1%	10.7%
Gross margin rate	64.2%	65.2%
Income from operations as a % of net sales	4.0%	4.6%
Net income	$2,512	$3,513
Net income per diluted share	$0.06	$0.07
Adjusted EBITDA	$10,313	$11,667
Adjusted EBITDA as a % of net sales	10.1%	11.4%
Number of stores open at the end of period	142	143

(1)	As compared to the prior year period.
(2)	The comparable store sales operating metric is the percentage change in sales of comparable stores period over period. A store is considered comparable on the first day of the 13th full month of operation. When a store is relocated, it is excluded from the comparable store sales calculation. Comparable store sales includes total charges to customers less any actual returns. The Company includes the change in allowance for anticipated sales returns applicable to comparable stores in the comparable store sales calculation.

FIRST QUARTER 2023

Net Sales

Net sales for the first quarter of 2023 decreased $0.5 million, or (0.4)%, over the first quarter of 2022. Sales increased at comparable stores by 0.1% during the first quarter of 2023 compared to the first quarter of 2022 due to an increase in average ticket that was offset by a decrease in traffic.

Gross Profit

Gross profit decreased $1.3 million, or 2.0%, in the first quarter of 2023 compared to the first quarter of 2022. The gross margin rate was 64.2% and 65.2% during the first quarter of 2023 and 2022, respectively. The decrease in the gross margin rate was primarily due to inflationary cost pressure which resulted in an increase in the cost of products sold over last year. These cost increases were partially offset by an increase in our selling prices.

Selling, General and Administrative Expenses

Selling, general and administrative expenses decreased $0.7 million, or 1.1%, from $62.1 million in the first quarter of 2022 to $61.4 million in the first quarter of 2023. The decrease was due to a $1.1 million decrease in variable compensation expenses, a $0.9 million decrease in transportation expenses and a $0.7 million decrease in depreciation expense that were partially offset by a $0.6 million increase in wages due to headcount and pay increases, a $0.6 million increase in software licensing costs and a $0.4 million increase in operating supplies. During the first quarter of 2023, we recorded a $0.1 million asset impairment charge.

Provision for Income Taxes

The provision for income taxes for the first quarter of 2023 and 2022 was $0.8 million and $1.0 million respectively. The decrease in the provision for income tax was due to a decrease in pretax income. Our effective tax rate was 24.5% and 21.4% in the first quarter of 2023 and 2022, respectively. The increase in the effective tax rate is largely due to a decrease in the tax benefit associated with employee equity award vestings that occurred during the first quarter of 2023.

Capital Structure and Liquidity

During the first quarter of 2023, we repaid $20.4 million of borrowings outstanding on our line of credit reducing our debt balance from $45.4 million as of December 31, 2022 to $25.0 million as of March 31, 2023. Cash and cash equivalents increased by $2.7 million from $5.9 million on December 31, 2022 to $8.6 million on March 31, 2023.

Interest expense increased by $0.5 million from $0.3 million during the first quarter of 2022 to $0.8 million during the first quarter of 2023. The increase in interest expense is due to an increase in average borrowings outstanding on our line of credit as well as an increase in interest rates between the first quarter of 2022 and the first quarter of 2023.

NON-GAAP INFORMATION

Adjusted EBITDA

Adjusted EBITDA for the first quarter of 2023 was $10.3 million compared with $11.7 million for the first quarter of 2022. See the table below for a reconciliation of GAAP net income to Adjusted EBITDA.

	Three Months Ended
($ in thousands, unaudited)	March 31,
	2023	% of net sales (1)	2022	% of net sales
GAAP net income	$2,512	2.5%	$3,513	3.4%
Interest expense	798	0.8	266	0.3
Provision for income taxes	815	0.8	957	0.9
Depreciation and amortization	5,783	5.7	6,439	6.3
Stock-based compensation	405	0.4	492	0.5
Adjusted EBITDA	$10,313	10.1%	$11,667	11.4%

(1)	Amounts do not foot due to rounding.

Pretax Return on Capital Employed

Pretax Return on Capital Employed was 15.2% for the trailing twelve months as of the end of the first quarter in 2023 compared to 13.1% for the trailing twelve months as of the end of the first quarter in 2022. See the Pretax Return on Capital Employed calculation in the table below.

($ in thousands, unaudited)	March 31,
	2023(1)	2022(1)
Income from Operations (trailing twelve months)	$21,998	$18,438

Total Assets	346,695	350,217
Less: Accounts payable	(28,002)	(23,724)
Less: Income tax payable	(850)	(409)
Less: Other accrued liabilities	(37,696)	(42,174)
Less: Lease liability	(130,385)	(138,478)
Less: Other long-term liabilities	(4,623)	(5,086)
Capital Employed	$145,139	$140,346

Pretax Return on Capital Employed	15.2%	13.1%

(1) Income statement accounts represent the activity for the trailing twelve months ended as of each of the balance sheet dates. Balance sheet accounts represent the average account balance for the four quarters ended as of each of the balance sheet dates.

Non-GAAP Financial Measures

The Company calculates Adjusted EBITDA by taking net income calculated in accordance with GAAP, and adjusting for interest expense, income taxes, depreciation and amortization, and stock-based compensation expense. Adjusted EBITDA margin is equal to Adjusted EBITDA divided by net sales. The Company calculates Pretax Return on Capital Employed by taking income (loss) from operations divided by capital employed. Capital employed equals total assets less accounts payable, income taxes payable, other accrued liabilities, lease liability and other long-term liabilities. Other companies may calculate both Adjusted EBITDA and Pretax Return on Capital Employed differently, limiting the usefulness of these measures for comparative purposes.

The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Company management uses these non-GAAP measures to compare Company performance to that of prior periods for trend analyses, for purposes of determining management incentive compensation, for budgeting and planning purposes and for assessing the effectiveness of capital allocation over time. These measures are used in monthly financial reports prepared for management and the Board of Directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other specialty retailers, many of which present similar non-GAAP financial measures to investors.

Company management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitations of these non-GAAP financial measures are that they exclude significant expenses and income that are required by GAAP to be recognized in the Company’s consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. The Company urges investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate the business.

WEBCAST AND CONFERENCE CALL

As announced on April 27, 2023, the Company will host a conference call via webcast for investors and other interested parties beginning at 9:00 a.m. Eastern Time on Thursday, May 4, 2023. The call will be hosted by Cabell Lolmaugh, CEO, Karla Lunan, CFO, and Mark Davis, Vice President of Investor Relations and Chief Accounting Officer.

To participate in the live call, please pre-register here. All registrants will receive dial-in information and a unique PIN. A webcast of the call can be accessed by visiting the Company’s Investor Relations page at www.tileshop.com. A webcast replay of the call will be available on the Company’s Investor Relations page at www.tileshop.com.

The Company intends to use its website, investors.tileshop.com, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included on the Company’s website under the heading News and Events. Accordingly, investors should monitor such portions of the Company’s website, in addition to following its press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

Contact:

Investors and Media:

Mark Davis

investorrelations@tileshop.com

ABOUT THE TILE SHOP

Tile Shop Holdings, Inc. (Nasdaq: TTSH), is a leading specialty retailer of natural stone and man-made tiles, setting and maintenance materials, and related accessories in the United States. The Tile Shop offers a wide selection of high-quality products, exclusive designs, knowledgeable staff and exceptional customer service in an extensive showroom environment. The Tile Shop currently operates 142 stores in 31 states and the District of Columbia.

The Tile Shop is a proud member of the American Society of Interior Designers (ASID), National Association of Homebuilders (NAHB), National Kitchen and Bath Association (NKBA), and the National Tile Contractors Association (NTCA). Visit www.tileshop.com. Join The Tile Shop (#thetileshop) on Facebook, Instagram, Pinterest and Twitter.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements include any statements regarding the Company’s strategic and operational plan and expected financial performance. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time such statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements, including but not limited to unforeseen events that may affect the retail market or the performance of the Company’s stores. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Investors are referred to the most recent reports filed with the Securities and Exchange Commission by the Company.

Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

($ in thousands, except per share data)

	(Unaudited)	(Audited)
	March 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$8,624	$5,948
Restricted cash	766	1,811
Receivables, net	3,823	3,411
Inventories	115,480	120,952
Income tax receivable	95	3,859
Other current assets, net	10,462	10,422
Total Current Assets	139,250	146,403
Property, plant and equipment, net	68,377	71,095
Right of use asset	118,038	118,501
Deferred tax assets	5,943	6,536
Other assets	3,095	3,287
Total Assets	$334,703	$345,822

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$25,562	$23,506
Income tax payable	743	3
Current portion of lease liability	27,354	27,866
Other accrued liabilities	37,511	31,916
Total Current Liabilities	91,170	83,291
Long-term debt, net	25,000	45,400
Long-term lease liability, net	102,788	103,353
Other long-term liabilities	4,481	5,009
Total Liabilities	223,439	237,053

Stockholders’ Equity:
Common stock, par value $0.0001; authorized: 100,000,000 shares; issued and outstanding: 44,608,983 and 44,377,445 shares, respectively	4	4
Preferred stock, par value $0.0001; authorized: 10,000,000 shares; issued and outstanding: 0 shares	-	-
Additional paid-in capital	127,975	127,997
Accumulated deficit	(16,668)	(19,180)
Accumulated other comprehensive loss	(47)	(52)
Total Stockholders' Equity	111,264	108,769
Total Liabilities and Stockholders' Equity	$334,703	$345,822

Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

($ in thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2023	2022
Net sales	$102,019	$102,471
Cost of sales	36,481	35,626
Gross profit	65,538	66,845
Selling, general and administrative expenses	61,413	62,109
Income from operations	4,125	4,736
Interest expense	(798)	(266)
Income before income taxes	3,327	4,470
Provision for income taxes	(815)	(957)
Net income	$2,512	$3,513

Income per common share:
Basic	$0.06	$0.07
Diluted	$0.06	$0.07

Weighted average shares outstanding:
Basic	43,237,856	50,713,809
Diluted	43,509,993	51,162,891

Tile Shop Holdings, Inc. and Subsidiaries

Rate Analysis

(Unaudited)

	Three Months Ended
	March 31,
	2023	2022
Gross margin rate	64.2%	65.2%
SG&A expense rate	60.2%	60.6%
Income from operations margin rate	4.0%	4.6%
Adjusted EBITDA margin rate	10.1%	11.4%

Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

($ in thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2023	2022
Cash Flows From Operating Activities
Net income	$2,512	$3,513
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,783	6,439
Amortization of debt issuance costs	64	79
Loss on disposals of property, plant and equipment	7	-
Impairment charges	112	-
Non-cash lease expense	6,385	6,437
Stock based compensation	405	492
Deferred income taxes	593	47
Changes in operating assets and liabilities:
Receivables, net	(412)	(310)
Inventories	5,472	(7,526)
Other current assets, net	89	217
Accounts payable	2,125	(2,845)
Income tax receivable / payable	4,503	910
Accrued expenses and other liabilities	(1,816)	181
Net cash provided by operating activities	25,822	7,634
Cash Flows From Investing Activities
Purchases of property, plant and equipment	(3,367)	(2,933)
Net cash used in investing activities	(3,367)	(2,933)
Cash Flows From Financing Activities
Payments of long-term debt	(30,400)	(10,000)
Advances on line of credit	10,000	10,000
Employee taxes paid for shares withheld	(427)	(607)
Net cash used in financing activities	(20,827)	(607)
Effect of exchange rate changes on cash	3	3
Net change in cash, cash equivalents and restricted cash	1,631	4,097
Cash, cash equivalents and restricted cash beginning of period	7,759	10,013
Cash, cash equivalents and restricted cash end of period	$9,390	$14,110

Cash and cash equivalents	$8,624	$13,455
Restricted cash	766	655
Cash, cash equivalents and restricted cash end of period	$9,390	$14,110

Supplemental disclosure of cash flow information
Purchases of property, plant and equipment included in accounts payable and accrued expenses	$646	$566
Cash paid for interest	958	339
Cash (received) paid for income taxes, net	(4,280)	-